Exhibit 10.1
Execution Copy
SECOND AMENDMENT
     THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of the 29th day of June, 2006 by and among each of the persons listed on the signature pages hereof as banks (the “Banks”), Crosstex Energy, L.P., a Delaware limited partnership (the “Borrower”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”).
ARTICLE I
BACKGROUND
     A. The Banks, the Administrative Agent and the Borrower are parties to that certain Fourth Amended and Restated Credit Agreement dated as of November 1, 2005, as amended by the First Amendment dated as of February 24, 2006 (the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein.
     B. Crosstex Energy Services, L.P., a Delaware limited partnership and Subsidiary of the Borrower (“CESL”), intends to acquire all of the membership interests of Chief Midstream Holdings LLC, a Texas limited liability company (“Holdings”), (the “Chief Acquisition”) pursuant to the Membership Interest Purchase and Sale Agreement dated as of May 1, 2006 among the various parties listed therein as “sellers” (collectively, the “Seller”), Holdings, Chief Resources LLC and CESL (the “Chief Purchase and Sale Agreement”), and all other agreements, instruments or documents executed in connection therewith or otherwise related to the Chief Acquisition (collectively, the “Chief Acquisition Documents”). Holdings, Chief Midstream LLC, a Texas limited liability company, Eagle Mountain Gas Partners LLC, a Texas limited liability company, and Eagle Mountain Pipeline Company, L.P., a Texas limited partnership, are referred to herein as the “Chief Acquired Companies”).
     C. The Borrower has requested, and the Banks have agreed, to (1) consent to the Chief Acquisition, (2) increase the aggregate amount of the Commitments to $1,000,000,000 and (3) make certain other amendments to the Credit Agreement.
ARTICLE II
AGREEMENT
     NOW THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower and the Banks hereto covenant and agree as follows:
     Section 2.01. Amendments. The Credit Agreement is hereby amended as follows:
     (a) Schedule 1 to the Credit Agreement is hereby deleted in its entirety and Schedule 1 attached hereto is hereby substituted therefor.

     (b) The definition of “Acquisition Adjustment Period” is hereby amended in its entirety as follows:
     “Acquisition Adjustment Period” means at any time after the Second Amendment Effective Date, any period of three consecutive fiscal quarters commencing on the first day of the fiscal quarter during which the Borrower or any of its Subsidiaries consummates any Acquisition (other than the Chief Acquisition) in which the purchase price therefor exceeds $50,000,000 (whether such purchase price is paid in cash, by the assumption of Debt of the Person or assets so acquired, or otherwise) and ending on the last day of the third fiscal quarter following such date.
     (c) The definition of “Applicable Margin” is hereby amended in its entirety as follows:
     “Applicable Margin” means, as of any date of determination, the following percentages determined as a function of the Leverage Ratio for the Borrower and its Subsidiaries on a Consolidated basis:

	Eurodollar Rate	Reference Rate	Commitment	Letter of
Leverage Ratio	Advances	Advances	Fees	Credit Fees

≥ 3.25	1.75%	0.25%	0.375%	1.75%
≥ 2.75 and < 3.25	1.50%	0.00%	0.300%	1.50%
≥ 2.25 and < 2.75	1.25%	0.00%	0.250%	1.25%
< 2.25	1.00%	0.00%	0.200%	1.00%
The foregoing ratio shall be determined from the Financial Statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.01(c) or Section 5.01(d) and certified to by a Responsible Officer in accordance with such Sections. Any change in the Applicable Margin shall be effective upon the date of delivery of the financial statements pursuant to Section 5.01(c) or Section 5.01(d), as the case may be, and receipt by the Administrative Agent of the compliance certificate required by such Sections. Notwithstanding the foregoing, if at any time during an Acquisition Adjustment Period, the Leverage Ratio is greater than 4.25 to 1.00, then the Applicable Margin shall be, with respect to Eurodollar Rate Advances, 2.00% and with respect to Reference Rate Advances, 0.50%.
(d)	The definition of “Closing Leverage Period” is hereby deleted.

(e)	The definition of “Termination Date” is hereby amended in its entirety as follows:
     “Termination Date” means the earlier of (a) June 29, 2011, (b) the acceleration of the maturity of the Advances and the termination of the Banks’ obligations to provide Advances pursuant to Article VII and (c) the termination of all of the Commitments pursuant to Section 2.03.

     (f) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Chief Acquisition” means the acquisition of Chief Midstream Holdings LLC, a Texas limited liability company, pursuant to the Chief Purchase and Sale Agreement.
     “Chief Acquisition Documents” means the Chief Purchase and Sale Agreement and all other agreements, instruments or documents executed in connection therewith or otherwise related to the Chief Acquisition.
     “Chief Purchase and Sale Agreement” means the Membership Interest Purchase and Sale Agreement dated as of May 1, 2006 among the various parties listed therein as “sellers”, Chief Midstream Holdings LLC, Chief Resources LLC and Crosstex Energy Services, L.P.
     “Second Amendment” means the Second Amendment dated as of June 29, 2006 among the Borrower, the Banks and the Administrative Agent.
     “Second Amendment Effective Date” means the date on which the Second Amendment to this Agreement becomes effective.
     (g) Section 5.01(d) of the Credit Agreement is hereby amended by replacing the “and” before subsection (i)(B) thereof with “, “ and adding after “6.13 and 6.14” the following:
     and (C) a representation and warranty that the Borrower is in compliance with Section 5.14 to be included in the certificate described in subsection (A) above
     (h) Section 5.15(a) of the Credit Agreement is hereby amended in its entirety as follows:
     (a) Within 90 days following the Second Amendment Effective Date, the Borrower and the Guarantors shall execute such Mortgages and other Security Documents as the Collateral Agent may reasonably require to perfect Liens on all material pipeline, gas gathering and processing assets of the Borrower and the Guarantors acquired in connection with the Chief Acquisition. In connection with the execution and delivery of such Mortgages and other Security Documents, the Borrower and the Guarantors shall deliver to the Collateral Agent such other documents, certificates, opinions and agreements as the Collateral Agent may reasonably request.
     (i) Section 6.02(j) of the Credit Agreement is hereby amended in its entirety as follows:
     (j) Debt under the Note Agreement in an aggregate principal amount not to exceed $510,000,000; and

     (j) Section 6.14 of the Credit Agreement is hereby amended in its entirety as follows:
     Section 6.14. Leverage Ratio. The Borrower shall not, as of the end of any fiscal quarter, permit the Leverage Ratio for the Borrower and its Subsidiaries on a Consolidated basis to be greater than (i) 5.25 to 1.00 for any fiscal quarter ending during the period commencing on the Second Amendment Effective Date and ending June 30, 2007, (ii) 4.75 to 1.00 for any fiscal quarter ending during the period commencing on July 1, 2007 and ending on December 31, 2007 and (iii) 4.25 to 1.00 for any fiscal quarter ending thereafter; provided, however, that during an Acquisition Adjustment Period, the Leverage Ratio shall not be greater than 5.25 to 1.00.
     (k) Section 6.17 of the Credit Agreement is hereby amended in its entirety as follows:
     Section 6.17. Note Agreement. The Borrower may not make any optional or scheduled payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) in respect of the Private Notes prior to the Termination Date, other than scheduled principal payments. The Borrower shall not amend, supplement or otherwise modify the terms of the Note Agreement without the prior written consent of the Majority Banks, which consent will not be unreasonably withheld, which has the effect of (a) increasing the outstanding principal amount of the Note Obligations above $510,000,000, (b) increasing the rate of interest except with respect to imposing the default rate as provided for in the Note Agreement on the date hereof or any fees charged on the Note Obligations or (c) any other provision of the Note Agreement if such amendment, modification or supplement would be materially adverse to the interests of the Banks without the prior written consent of the Majority Banks.
     Section 2.02. Consent and Waiver. The Banks hereby consent to the Chief Acquisition, and waive any and all Defaults or Events of Default arising as a result of, or which may have heretofore arisen under the Credit Agreement or any of the Credit Documents resulting from, the execution and/or delivery of any agreements relating to, or performance or consummation of any of the transactions contemplated in connection with, the Chief Acquisition. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Credit Agreement or any other Credit Document. The Administrative Agent and each of the Banks reserves the right to exercise any rights and remedies available to it in connection with any future defaults with respect to the Credit Agreement or any other provision of any Credit Document, including, without limitation, Sections 6.03 and 6.06 of the Credit Agreement.
     Section 2.03. Conditions Precedent. This Amendment shall become effective as of the date first set forth above when:
     (a) the Administrative Agent (or the Collateral Agent, as appropriate) shall have received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

     (i) this Amendment, duly executed by the Borrower, the Guarantors, the Banks and the Administrative Agent;
     (ii) a Note executed by the Borrower payable to the order of each Bank requesting a Note in the amount of its Commitment;
     (iii) an executed copy of an amendment to the Note Agreement in form and substance satisfactory to the Administrative Agent, permitting the transactions contemplated hereby and by the other Credit Documents (the “Amendment to Note Agreement”);
     (iv) a certificate dated as of the Second Amendment Effective Date from a Responsible Officer stating that after giving effect to the consent and waiver set forth in Section 2.02 hereof (A) all representations and warranties of the Borrower set forth in this Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 2.03 have been met or waived;
     (v) a certificate dated as of the Second Amendment Effective Date from the Chief Financial Officer of the Borrower as to Solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Chief Acquisition;
     (vi) a certificate of the secretary or assistant secretary of the Ultimate General Partner certifying as of the Second Amendment Effective Date to (A) the existence of the Borrower and the General Partner, (B) the Borrower Partnership Agreement, (C) the General Partner’s organizational documents, (D) the Ultimate General Partner’s organizational documents, (E) the resolutions of the Ultimate General Partner approving the Chief Acquisition, this Amendment and the other Credit Documents executed and delivered on or before the date of such certificate, and (F) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other Credit Documents executed and delivered on or before the date of such certificate;
     (vii) certificates of good standing and existence for the Borrower, the General Partner and the Ultimate General Partner from the applicable state in which the Borrower, the General Partner and the Ultimate General Partner is organized;
     (viii) a favorable opinion of Baker Botts L.L.P., outside Texas counsel to the Borrower and the Guarantors;
     (ix) copies of the Chief Purchase and Sale Agreement together with the exhibits and schedules thereto certified by a Responsible Officer as being true and correct copies of such documents as of the date hereof; and
     (x) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent may reasonably request.

          (b) No Material Adverse Effect. Since December 31, 2005, there shall not have occurred (i) any event, development, or circumstance that has caused or could reasonably be expected to cause a material adverse effect on (x) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Borrower and its Subsidiaries, taken as a whole, (y) the validity or enforceability of this Agreement or any of the Credit Documents or (z) the rights and remedies of the Administrative Agent or the Banks under this Agreement or any of the Credit Documents, (ii) any event, development, or circumstance that has caused or could reasonably be expected to cause a material adverse condition or material adverse change that calls into question in any material respect the Projections (as defined below) or any of the material assumptions on which such Projections were prepared, or (iii) any change, effect, event or occurrence with respect to the financial condition, properties, assets or operations of the Chief Acquired Companies that is material and adverse to the Chief Acquired Companies, taken as a whole, provided that in determining whether such a change, effect, event or occurrence has occurred, the following shall not be considered: changes, effects, events and occurrences relating to (A) the natural gas pipeline, treating and processing industry generally (including the price of natural gas and the costs associated with the drilling and/or production of natural gas), (B) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States, or (C) the transactions contemplated by the Chief Purchase and Sale Agreement; provided, however, that to be excluded under subsection (B) above, such condition may not disproportionately affect, as compared to others in such industry, any of the Chief Acquired Companies, or their respective businesses, assets, properties, results of operation or condition (financial or otherwise). Neither the Administrative Agent nor the Banks shall have become aware after April 28, 2006 of any information or other matter affecting the Borrower, the Chief Acquisition or the transactions contemplated by this Agreement that is inconsistent in a material and adverse manner with any such information or other matter disclosed in writing to the Banks prior to the date hereof.
          (c) No Default. No Default shall have occurred and be continuing or would result from the making of the Borrowing in connection with the Chief Acquisition or application of the proceeds therefrom.
          (d) Representations and Warranties. The representations and warranties of the Borrower and the Guarantors contained in Section 2.04 hereof and in each of the other Credit Documents executed and delivered on or before the Second Amendment Effective Date and after giving effect to the consent and waiver set forth in Section 2.02 hereof shall be true and correct in all material respects on and as of the Second Amendment Effective Date both before and after giving effect to the Borrowing in connection with the Chief Acquisition and to the application of the proceeds from the Borrowing in connection with the Chief Acquisition, as though made on and as of such date, other than any such representations or warranties that, by their terms refer to a specific date.
          (e) No Material Litigation. No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to the Chief Acquisition.

          (f) Payment of Fees and Expenses. The Borrower shall have paid the fees required by the letter dated as of April 28, 2006 from Bank of America and the Lead Arranger to the Borrower and all costs and expenses that have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement.
          (g) Financial Information. The Administrative Agent shall have received financial projections of the Borrower and its Subsidiaries for the fiscal years 2006 through 2010 and incorporating the Advances provided for herein and the Chief Acquisition (the “Projections”).
          (h) Note Agreement. All of the conditions precedent to the effectiveness of the Amendment to Note Agreement shall have been met or waived on or prior to the Second Amendment Effective Date.
          (i) Due Diligence. The Administrative Agent shall have received such financial, business and other information regarding the Chief Acquisition as the Administrative Agent shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, and the financial statements and Projections referred to in Section 2.03(k).
          (j) Equity Issuance Proceeds. The Borrower shall have received Equity Issuance Proceeds in immediately available funds in amount equal to at least $250,000,000.
          (k) Chief Acquisition.
          (i) The terms and conditions of the Chief Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and the Banks (it being agreed that the Chief Acquisition Documents that have been delivered to the Administrative Agent are satisfactory).
          (ii) Except as otherwise disclosed in writing and acceptable to the Administrative Agent, the Chief Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived in writing after the execution thereof, unless such amendment, modification or waiver could not reasonably be expected to be materially adverse to the interests of the Borrower or the Banks.
          (iii) The Chief Acquisition shall, substantially concurrently with the effectiveness of this Amendment have been consummated by the Borrower, and all other conditions to the Chief Acquisition as set forth in the Chief Acquisition Documents shall have been satisfied or waived in form and substance satisfactory to the Administrative Agent, unless such waiver could not reasonably be expected to be materially adverse to the interests of the Borrower or the Banks.
          (l) Consents. The Borrower shall have received all necessary or, in the discretion of the Arranger, advisable, third-party consents or agreements required for the consummation of the Chief Acquisition.

     For purposes of determining compliance with the conditions specified in this Section 2.03, each Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Second Amendment Effective Date specifying its objection thereto.
     Section 2.04. Representations and Warranties. The Borrower represents and warrants to the Banks and the Administrative Agent as set forth below:
     (a) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s legal powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Borrower Partnership Agreement, (ii) violate any applicable Governmental Rule, the violation of which could reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument binding on or affecting the Borrower or any Subsidiary or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower, other than Liens permitted by the Credit Agreement.
     (b) No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment.
     (c) Assuming due execution and delivery by the Banks and the Administrative Agent, this Amendment constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).
     (d) The execution, delivery and performance of this Amendment do not adversely affect the enforceability of any Lien of the Security Documents.
     (e) The quarterly and annual financial statements most recently delivered to the Banks pursuant to Sections 5.01(c) and (d) of the Credit Agreement fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Borrower and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements). Since December 31, 2005, no Material Adverse Effect has occurred. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.
     (f) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

     (g) After giving effect to the consent and waiver in Section 2.02 hereof, no event has occurred and is continuing, or would result from the effectiveness of this Amendment, which constitutes a Default.
     Section 2.05. Reference to and Effect on the Credit Agreement.
     (a) On and after the Second Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents.
     (c) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.
     Section 2.06. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.
     Section 2.07. Governing Law; Binding Effect. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and shall be binding upon the Borrower, the Administrative Agent, each Bank and their respective successors and assigns.
     Section 2.08. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
[Remainder of this page blank; signature page follows]

     Executed as of the 29th day of June, 2006.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P., General Partner

By:	Crosstex Energy GP, LLC, General Partner

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

Each of the undersigned, as guarantors under the Second Amended and Restated Subsidiary Guaranty dated as of November 1, 2005 (the “Guaranty”), hereby (a) consents to this Amendment, and (b) confirms and agrees that the Guaranty is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the effective date of the Amendment each reference in the Guaranty to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC, its general partner

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX LIG, LLC
CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PIPELINE, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

CROSSTEX ACQUISITION MANAGEMENT, L.P.
CROSSTEX MISSISSIPPI PIPELINE, L.P.
CROSSTEX SEMINOLE GAS, L.P.
CROSSTEX ALABAMA GATHERING SYSTEM, L.P.
CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.
CROSSTEX GULF COAST TRANSMISSION LTD.
CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG GATHERING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX CCNG TRANSMISSION LTD.
CROSSTEX TREATING SERVICES, L.P.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC, general partner of each above limited partnership

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

CROSSTEX PIPELINE PARTNERS, LTD.

By:	Crosstex Pipeline, LLC, its general partner

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

SABINE PASS PLANT FACILITY JOINT VENTURE
By:	Crosstex Processing Services, LLC, as general partner, and

By:	Crosstex Pelican, LLC, as general partner

By:	/s/ Gysle R. Shellum
Gysle R. Shellum
Vice President - Finance

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent
By:	/s/ Matthew C. Correia
Matthew C. Correia
Assistant Vice President

BANK OF AMERICA, N.A., as a Bank and an Issuing Bank
By:	/s/ Gregory B. Hanson
Gregory B. Hanson
Vice President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Kimberly Coll
Name:	Kimberly Coll
Title:	Vice President

SUNTRUST BANK
By:	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President

BMO CAPITAL MARKETS
By:	/s/ Cahal Carmody
Name:	Cahal Carmody
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Dwight Battle
Name:	Dwight Battle
Title:	Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH
By:	/s/ William W. Hunter
Name:	William W. Hunter
Title:	Director

By:	/s/ Martha Martinez
Name:	Martha Martinez
Title:	Associate Director

BNP PARIBAS
By:	/s/ J. Onichuk
Name:	J. Onischuk
Title:	Director

By:	/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

CITIBANK, N.A.
By:	/s/ David E. Hunt
Name:	David E. Hunt
Title:	Attorney-in-fact

BANK OF NOVA SCOTIA
By:	/s/ M. D. Smith
Name:	M. D. Smith
Title:	Agent

SCOTIABANC INC.
By:	/s/ Jean Paul Purdy
Name:	Jean Paul Purdy
Title:	Director

ROYAL BANK OF CANADA
By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Daria M. Mahoney
Name:	Daria M. Mahoney
Title:	Vice President

FORTIS CAPITAL CORP.
By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

GUARANTY BANK
By:	/s/ Jim R. Hamilton
Name:	Jim R. Hamilton
Title:	Senior Vice President

JPMORGAN CHASE BANK N.A.
By:	/s/ Tara Narasiman
Name:	Tara Narasiman
Title:	Associate

NATEXIS BANQUES POPULAIRES
By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	vice President / Manager

By:	/s/ Daniel Payer
Name:	Daniel Payer
Title:	Vice President

WELLS FARGO BANK, N.A.
By:	/s/ David C. Brooks
Name:	David C. Brooks
Title:	Vice President

KEY BANK, N.A.
By:	/s/ Thomas Rajan
Name:	Thomas Rajan
Title:	Senior Vice President

COMERICA BANK
By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ David Buck
Name:	David Buck
Title:	Senior Vice President

SOCIÉTÉ GÉNÉRALE
By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Director

STERLING BANK
By:	/s/ Jeff A. Forbis
Name:	Jeff A. Forbis
Title:	Senior Vice President

COMPASS BANK
By:	/s/ Murray E. Brasseux
Name:	Murray E. Brasseux
Title:	Executive Vice President

BANK OF SCOTLAND
By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Assistant Vice President

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

NATIONAL CITY BANK
By:	/s/ Stephen Monto
Name:	Stephen Monto
Title:	Vice President

SCHEDULE 1
COMMITMENTS

Bank	Commitment
Bank of America, N.A.	$57,600,000
Union Bank of California, N.A.	$57,600,000
SunTrust Bank	$57,600,000
Wachovia Bank, National Association	$57,600,000
BMO Capital Markets	$57,600,000
Bayerische Hypo- und Vereinsbank AG, New York Branch	$45,000,000
Bank of Nova Scotia	$21,000,000
ScotiaBanc Inc.	$24,000,000
Royal Bank of Canada	$45,000,000
Citibank, N.A.	$45,000,000
Fortis Capital Corp.	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
BNP Paribas	$40,000,000
Sumitomo Mitsui Banking Corporation	$36,000,000
Wells Fargo Bank, N.A.	$36,000,000
Key Bank, N.A.	$36,000,000
Bank of Scotland	$36,000,000
Mizuho Corporate Bank, Ltd.	$36,000,000
Guaranty Bank	$36,000,000
Natexis Banques Populaires	$36,000,000
U.S. Bank National Association	$30,000,000
Comerica Bank	$30,000,000
Société Générale	$30,000,000
Sterling Bank	$25,000,000
Compass Bank	$25,000,000
National City Bank	$20,000,000

$1,000,000,000